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                                                                    EXHIBIT 99.3


                                    EXHIBIT D

                             SHAREHOLDER'S AGREEMENT


         This SHAREHOLDER'S AGREEMENT (this "Agreement"), dated as of February 24, 1997, is entered into among Bancorp Hawaii, Inc., a Hawaii corporation ("BHI"), ________________________________________________________ (the
"Shareholder"), and CU Bancorp, a California corporation ("CU").

                                    RECITALS

         A. BHI and CU entered into that certain Agreement and Plan of Reorganization dated as of February 24, 1997 (the "Reorganization Agreement").

         B. The Shareholder is a beneficial shareholder of shares of common stock, no par value, of CU (the "CU Stock").

         C. The Shareholder is a director of CU.

         D. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                             SHAREHOLDER'S AGREEMENT

         1.1 Agreement to Vote. At any meeting of shareholders of CU to approve the Reorganization Agreement, the Merger and the transactions contemplated thereby (the "CU Shareholders' Meeting"), Shareholder shall vote or cause to be voted in favor of, and to approve, the Reorganization Agreement, the Merger and the transactions contemplated thereby, all of the



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shares of CU Stock as to which Shareholder has sole or shared voting power (the
"Shares"). Shareholder further agrees to vote or cause to be voted all the Shares, except with the prior written consent of BHI, against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (a) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving CU or its subsidiaries; (b) any sale, lease or transfer of a material amount of the assets of CU or its subsidiaries; (c) any change in the majority of the board of directors of CU; (d) any material change in the present capitalization of CU;
(e) any amendment of CU's Articles of Incorporation; (f) any other material change in CU's corporate structure or business; or (g) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to BHI of the Merger or the transactions contemplated by the Reorganization Agreement or the CU Stock Option Agreement.

         1.2 Legend. The Shareholder agrees that the following legend may be stamped, printed or typed on the face of his certificates of CU Stock evidencing the Shares:

         "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE 24TH DAY OF FEBRUARY, 1997 BY AND BETWEEN BANCORP HAWAII, INC. AND (THE RECORD OWNER HEREOF), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF BANCORP HAWAII, INC."

CU agrees to issue stop transfer instructions to CU's transfer agent with respect to Shareholder's CU Stock, to maintain such instructions in effect until termination of this Agreement, and to use its reasonable best efforts to prevent a transfer of Shareholder's CU Stock contrary to the terms of this Agreement.

         1.3 Restrictions on Dispositions. The Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, the Shareholder will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of BHI or
(ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares. The Shareholder agrees that he will not pledge or otherwise encumber, nor sell, assign, transfer or otherwise dispose of or reduce his risk of ownership or investment in, any of the Shares currently owned or acquired by such Shareholder after the date of this Agreement, except (i) with the prior written consent of BHI (which shall not be unreasonably withheld); (ii) pursuant to the Merger; or
(iii) for any Shares


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acquired by Shareholder after the record date for the CU Shareholders' Meeting upon exercise of options presently held by Shareholder.

         1.4 Cooperation. Shareholder agrees that he/she will not directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of CU or any of its subsidiaries, or the acquisition of voting securities of CU or any subsidiary of CU or any business combination between CU or any subsidiary of CU and any person other than BHI.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to BHI that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

         2.1 Ownership and Related Matters.

         (a) Schedule 2.1(a) hereto correctly sets forth the number of Shares beneficially owned by Shareholder and the nature of Shareholder's voting power with respect thereto. The Shareholder has good title to all of the Shares indicated as owned by such Shareholder in the capacity set forth on Schedule 2.1(a), and such Shares are so owned free and clear of any liens, security interest, charges or other encumbrances, except as set forth in such Schedule 2.1(a). Within five Business Days after the record date for the CU Shareholder's Meeting (the "Record Date"), the Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

         (b) There are no proxies, voting trusts or other agreements or understandings to or by which the Shareholder or the Shareholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

         2.2 Authorization and Binding Agreement. The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

         2.3 Non-contravention. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential


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loss of any benefit under, any provision of any agreement, instrument or obligation to which the Shareholder or the Shareholder's spouse is a party or by which any of Shareholder's properties or the Shareholder's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require the consent or approval of any third party; (c) result in the creation or imposition of any lien, mortgage or encumbrance on any of the Shares or any other assets of the Shareholder or the Shareholder's spouse; or (d) violate any law, rule or regulation to which the Shareholder or the Shareholder's spouse is subject.

                                   ARTICLE III

                                     GENERAL

         3.1 Amendments. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

         3.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Reorganization Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

         3.3 Specific Performance. The Shareholder and BHI each expressly acknowledge that, in view of the uniqueness of the obligations of the Shareholder contemplated hereby, BHI would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by the Shareholder in accordance with its terms, and therefore the Shareholder and BHI agree that BHI shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

         3.4 Termination. This Agreement shall terminate automatically without further action at the earlier of the Effective Time of the Merger (as defined in the Reorganization Agreement) or the termination of the Reorganization Agreement in accordance with its terms (except that the obligation set forth in clause (g) of the last sentence of Section 1.1 shall survive until the CU Stock Option Agreement has terminated or been fully performed). Upon such termination of this Agreement, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

         3.5 No Assignment. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by BHI or the Shareholder, in whole or in part. Any attempted assignment in


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violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

         3.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

         3.8 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to BHI, addressed to:

     Bancorp Hawaii, Inc.
     111 S. King Street
     Honolulu, HI 96813
     Attn: David A. Houle

     Fax. No. (808) 537-8637

With a copy addressed to:

     Carlsmith Ball Wichman Case & Ichiki
     2200 Pacific Tower
     1001 Bishop Street
     Honolulu, HI  96813
     Attn: J. Thomas Van Winkle, Esq.

     Fax. No. (808) 523-0842

If to Shareholder, addressed to:

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With a copy addressed to:

     CU Bancorp
     16030 Ventura Blvd.
     Encino, CA 91436
     Attn:  Anita Y. Wolman, Esq.

     Fax No. (818) 907-5024

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the fourth Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

         3.9 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

         3.10 Severability and the Like. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.11 Expenses. Each party hereto shall pay its own costs and expenses, including, but not limited to, those of its attorneys and accountants, in connection with this Agreement and transactions covered and contemplated hereby.

         3.12 Waiver of Breach. Any failure or delay by BHI in enforcing any provision of his Agreement shall not operate as a waiver thereof. The waiver by BHI of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any


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subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

         3.13 Attorneys' Fees. In the event either of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach by such other party of any duty or obligation created hereunder, the prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the losing party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including without limitation, legal fees and court costs (whether or not taxable as such).


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         3.14 JURY WAIVER. THE PARTIES HERETO AGREE TO WAIVE TRIAL BY JURY IN
ANY DISPUTE OVER THIS AGREEMENT OR RELATED THERETO IN ANY MANNER.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

BANCORP HAWAII, INC.                        CU BANCORP

By:                                         By:
   -------------------------------             ---------------------------------
   Title: General Counsel                      Title:

                                         By:
                                            ---------------------------------
                                            Title:

SHAREHOLDER



Name:

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                                 SPOUSAL CONSENT

         I am the spouse of the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.



------------------------------
(Shareholder's Spouse's Name)
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                   SCHEDULE 2.1(a) TO SHAREHOLDER'S AGREEMENT



                          Dated _______________ , 1997


                               ___________________
                               Name of Shareholder


Shares Held as of ____________


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Number of Shares of CU Common
Stock as to which the Shareholder
had sole or shared voting or
dispositive power as of the above
date including the number of
shares which such person had the    Common Shares   Issuable Upon   Total Common
right to acquire as of such date    Owned           Conversion      Equivalent
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